SEPARATION AGREEMENT


     THIS SEPARATION AGREEMENT (the "Agreement") is made and entered into this 17th day of October, 2001, by and between Roland M. Thomas ("Thomas") and Innovative Gaming Corporation of America, a Minnesota corporation ("IGCA").

                                   BACKGROUND

     A.   Thomas has resigned from his employment by IGCA.

     B. The parties have determined to mutually agree regarding the terms and conditions of Thomas' separation from employment.

     C. For purposes of this Agreement: (1) IGCA means Innovative Gaming Corporation of America and any company related to it in the past or present, and each of them; past or present officers, directors, agents, and employees of IGCA; and any other person who acted on behalf of IGCA or on instructions from IGCA; and (2) Thomas means Roland M. Thomas, his heirs and assigns.

     NOW, THEREFORE, in consideration of the foregoing, and the terms and conditions set forth below, IGCA and Thomas hereby agree as set forth below.

                                    AGREEMENT

     Section 1. Separation From Employment. Thomas resigned from his employment with IGCA effective October 17, 2001 (the "Effective Date"), and from and after the Effective Date Thomas' employment agreement with IGCA, dated February 16, 2001 (the "Employment Agreement"), and Thomas' change in control agreement with IGCA, dated June 15, 2001 (the "Change in Control Agreement"), shall be terminated.

     Section 2. Consideration Extended by IGCA. As consideration for this Agreement, IGCA hereby agrees and acknowledges that it will be obligated under this Agreement as set forth below.

          (a) Severance Payment. IGCA shall furnish Thomas with an amount equal to Ninety Five Thousand and No Dollars ($95,000.00) (such amount to be referred to as the "Severance Payment"). The Severance Payment shall be payable in the ordinary course of payroll.

          (b) Health Insurance. Thomas may elect to continue his health and dental benefits under COBRA, and in such event IGCA shall pay all COBRA premiums for such continued health-insurance coverage, for a 6-month period following the Effective Date. Thereafter, Thomas shall be responsible for the payment of any premiums.


          (c) Life Insurance. For a period of one year, IGCA shall pay all premiums on a one-year term life-insurance policy insuring Thomas' life, for the benefit of Thomas or any other person designated by Thomas as the beneficiary of such policy, in the amount of One Million Dollars
     ($1,000,000). Thomas shall be entitled to retain the cash value of the current whole-life policy previously purchased by the IGCA.

          (d) Vested Options. Thomas shall be entitled to exercise options to purchase 125,000 shares of IGCA common stock that have vested on the Effective Date (the "Vested Options"). The Vested Options shall remain exercisable for a twenty four-month period immediately following the


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     Effective  Date.  All options to purchase  shares of IGCA common stock that are unvested on the Effective Date shall expire on the Effective Date.

          (e) Expenses. IGCA agrees to forgive a maximum of $20,000 of personal expenses of Thomas charged to and paid by IGCA. To the extent personal expenses exceed $20,000, such amount in excess of $20,000 shall be deducted from the Severance Payment.

          (f) Indemnification for Guarantees. IGCA hereby agrees to indemnify Thomas for the personal guarantees executed and delivered by Thomas to Crowne Bank and Systran Financial Services Corporation, as described on
     Exhibit I. To the extent that IGCA can raise additional capital within the next 60 days, IGCA agrees that it will, subject to IGCA's ability to pay its obligations in the ordinary course, repay the Crowne Bank obligation in full.

          (g) No Bonus or Compensation for Accrued Vacation. Thomas shall not be entitled to any bonus under this Agreement nor any other agreement by and between Thomas and IGCA, nor shall Thomas be entitled to any payments for or in connection with accrued vacation time.

          (h) Automobile. IGCA previously agreed to assume Thomas' obligations with respect to 2000 Dodge Van pursuant to a letter agreement dated September 4, 2001. IGCA shall continue to honor that commitment.

     Section 3. Consideration Extended by Thomas. As consideration for this Agreement, Thomas hereby agrees and acknowledges that he will be obligated under this Agreement as set forth below.

          (a) Non-Solicitation. In consideration for the termination of the non-solitication provisions of the Employment Agreement and Change in Control Agreement, Thomas hereby agrees that, except for those employees listed on Schedule A attached hereto, he shall not solicit IGCA employees for his own benefit or the benefit of any third party by: (i) directly or indirectly interfering with the relationship between IGCA and any of its employees; (ii) directly or indirectly soliciting the employment of any IGCA employee; or (iii) inducing or attempting to induce any person who was employed by IGCA during the six-month period immediately preceding the date of this Agreement, to leave employment with IGCA.

          (b) Non-Competition. In consideration for the termination of the non-competition provisions of the Employment Agreement, Thomas hereby agrees that, except as otherwise provided in a European agreement by and between IGCA and Xertain, Inc. subsequent to the date hereof, he shall not, for a six month period following the Effective Date, compete with IGCA by:
     (i) directly or indirectly providing services to a competitor of IGCA's Business, in any capacity, including but not limited to as an employee, independent contractor, director, or consultant; (ii) directly or indirectly owning an interest in any commercial activity that competes with IGCA's Business, within any state in the United States or within any country in which IGCA directly markets or currently intends to market, or services products or currently intends to provide services, including but not limited to an interest as a shareholder, partner, joint venturer, or "Affiliate" of any competing entity or business; or (iii) directly or indirectly contacting or soliciting the business of any client, business prospect, or prospective client of IGCA.

          For purposes of this Agreement, the term "Affiliate" shall mean a role in any capacity in which Thomas (A) has direct or indirect control of, is controlled by, or is under common control with another person or business,
     (B) is an officer, director, partner, trustee, member, or manager, of a business or other commercial activity described in clause (A) above.

          For purposes of this Agreement, the term "Business" shall mean the design, manufacture, and distribution of gaming machines.




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                  (c) Inventions. Thomas hereby agrees that all "Inventions" (as defined below) made by Thomas during his employment with IGCA shall be the sole and exclusive property of IGCA, and that he has or will, upon IGCA's request, assign any and all rights to any such Inventions.

               As used in this Agreement, the term "Inventions" shall mean any discoveries, improvements or ideas (whether or not put in writing or reduced to practice), or works of authorship (whether or not such works can be patented or copyrighted) that Thomas makes, authors, or conceives (either alone or with another person or entity), and that
          (i) are reasonably related to IGCA's Business, and (ii) Thomas made, authored, conceived, or otherwise developed during his employment with IGCA.

     Section 4. Confidentiality. In consideration for the termination of the confidentiality provisions contained in the Employment Agreement and the Change in Control Agreement, the terms of this Agreement will be treated as confidential by Thomas and IGCA and, except as provided in this Agreement, will not be disclosed by Thomas to anyone except that: (a) Thomas may make such disclosures to his attorney and accountant, and as required by law or regulation or in connection with a legal or administrative action, proceeding, or investigation; and (b) IGCA may make such disclosures to its executive officers and directors, its accountants, and counsel, and as required by law or regulation or in connection with any legal or administrative action, proceeding, or investigation. Any disclosures permitted by this paragraph will be made on the condition that the person to whom such disclosure is made will agree to in turn keep the terms of this Agreement confidential.

     Section 5. Mutual Return of Records, Documents, and Property. Thomas has returned or will return to IGCA all of IGCA's property, records, correspondence, and documents in Thomas' possession. IGCA has returned or will return all personal effects and possessions of Thomas in IGCA's possession, and will make reasonable efforts to provide copies of Thomas' personal data or documents in IGCA's information systems as requested by Thomas.

     Section 6. Mutual Non-Disparagement. Thomas and IGCA agree that they will not issue any press releases or other statements disparaging each other other than disclosures required by law.

     Section 7. Cooperation. Thomas agrees to cooperate with IGCA now and in the future concerning aspects of IGCA's business, including but not limited to the obligation to answer truthfully any reasonable questions presented to him by IGCA and shall assist IGCA in the defense of any claim against IGCA.

     Section 8. Non-Admission. Nothing in this Agreement is intended to be, nor will it be deemed to be, an admission of liability by IGCA or Thomas that they have violated any state or federal statute, local ordinance, or principal of common law, or that IGCA or Thomas has engaged in any wrongdoing.

     Section 9. Release of Claims. In consideration of the benefit of this Agreement, Thomas hereby fully and finally releases, waives, and otherwise relinquishes any and all claims that he has or believes he may have against IGCA through the date of this Agreement. Thomas will not bring any lawsuits or make any other demands against IGCA except as necessary to enforce this Agreement. The benefits that Thomas will receive under this Agreement constitute full and fair consideration for the release of such claims. IGCA does not owe Thomas anything other than what is set forth in this Agreement. The benefit that Thomas will receive hereunder constitutes consideration in excess to anything to which he is entitled.

     The claims that Thomas is releasing, waiving, and otherwise relinquishing hereunder include all of the rights he has now to any relief of any kind from IGCA, including but not limited to claims for breach of contract, breach of fiduciary duty, fraud or misrepresentation, discrimination claims under the Nevada Fair Employment Practices Act, discrimination claims under the Age Discrimination in Employment Act ("ADEA"), discrimination claims under other



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federal, state, or local civil-rights laws, defamation, intentional or negligent
infliction  of  emotional   distress,   unlawful  or  wrongful   termination  of
employment, and any other claims for unlawful employment practices.

     Section 10. Rights and Information Concerning Release. IGCA hereby advises Thomas to consult with an attorney prior to signing this Agreement, and Thomas hereby acknowledges that he has been so advised and given fair opportunity to consult with counsel.

     Thomas understands that, pursuant to the Older Workers Benefits Protection Act, he has the right to rescind his release of discrimination rights and claims under the ADEA within 45 calendar days of the date upon which he signs this Agreement. He understands that, if he desires to do so, he must put the rescission in writing and deliver it to IGCA, in care of Loren A. Piel, General Counsel, 333 Orville Wright Court, Las Vegas, Nevada 89119, by hand or mail within 45 calendar days of the date of execution of this Agreement. If he delivers a rescission relating to the release of IGCA for claims other than ADEA claims, it must be: (1) postmarked within 15 calendar days of the day on which he signs this Agreement; (2) addressed to General Counsel at the above address; and (3) sent by certified mail, return receipt requested.

     Thomas understands that if he rescinds his waivers as more fully set forth above, this Agreement is null and void.

     Pursuant to the Older Workers Benefits Protection Act, IGCA has furnished required information on Schedule B.

     Section 11. Entire Agreement. This Agreement and any exhibits attached hereto constitute the entire agreement between the parties with respect to the termination of Thomas' employment relationship with IGCA, and the parties agree that there were no other inducements or representations leading to the negotiation, drafting, and execution of this Agreement.

Section 12. Severability. If any one or more of the provisions of this Agreement should be declared by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, then the validity, legality, and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired.

     Section 13. Amendment and Waiver. This Agreement may be modified or amended only pursuant to a writing signed by both Thomas and IGCA. No failure or delay by either party to enforce any provision of this Agreement or exercise any remedy provided hereunder or under the principles of common law or statute shall constitute a waiver of any provision, right, or remedy of or under this Agreement. No single or partial exercise of any rights or remedies under this Agreement shall preclude a party from otherwise or further exercising any rights or remedies, or any rights or remedies granted to the parties under other agreements, law, or equity.

     Section  14.   Voluntary  and  Knowing  Action.   Thomas  and  IGCA  hereby
acknowledge that they have read and understand, and voluntarily enter into this Agreement.

     Section 15. Heirs and Successors. This Agreement shall inure to the benefit of and bind the parties, their heirs, successors, representatives, and assigns.

     Section  16.   Governing  Law.  This  Agreement   shall  be  construed  and
interpreted in accordance with the laws of the State of Nevada without regard to such state's conflicts-of-law principles.

     Section 17. Captions. Headings in this Agreement are provided solely for convenience and shall not affect the interpretation of this Agreement.



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     Section 18. Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     Section 19. Notices. Any notice, request, demand, or communication permitted, required, or otherwise given relating to this Agreement either by IGCA to Thomas or by Thomas to IGCA shall be in writing and, unless otherwise required under the terms of a separate agreement or law or regulation, shall be deemed to have been given to the other when the delivering party deposits such notice or communication in the U.S. Postal Service mail, postage prepaid, certified mail, return receipt requested, properly addressed to the party to whom it is directed, as provided below. Either party may, by notice sent in like manner, designate a different address for notices and communications.


         If Sent to IGCA:       Innovative Gaming Corporation of America
                                c/o General Counsel
                                333 Orville Wright Court
                                Las Vegas, NV  89119

         If Sent to Thomas:     Roland M. Thomas
                                2425 La Casa
                                Henderson, NV 89014-3624



     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed on the day and year first above written.


                                INNOVATIVE GAMING CORPORATION OF AMERICA a Minnesota corporation


                                By:                        /s/
                                         -----------------------------------
                                Name:             Tom Foley
                                         -----------------------------------
                                Title:            Chairman & CEO
                                         -----------------------------------





                                                           /s/
                                         -----------------------------------
                                         Roland M. Thomas












                      Separation Agreement - Signature Page


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                                                                      SCHEDULE A


           Employees Exempted from Non-Solicitation under Section 3(a)


            NONE



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                                                                      SCHEDULE B


     The following information is provided in connection with Section 10 of the Agreement and the Older Workers Benefits Protection Act.

     A.   Information Regarding Persons Released:

                  Title                                Age
                  -----                                ---
                  Chief Executive Officer              50


     B.   Information Regarding Persons Retained: none.





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                                                                      EXHIBIT II


                         Indemnified Personal Guarantees

     Attached as Exhibit I are those personal guarantees executed and delivered by Thomas to Crowne Bank and Systran Financial Services Corporation for which IGCA has agreeed, pursuant to Section 2(e) of the Agreement, to indemnify Thomas.






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